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                                                                    EXHIBIT 21.1







                         SUBSIDIARIES OF THE REGISTRANT





The companies listed below are all of the subsidiaries of ACR Group, Inc. as of February 28, 1999. All of the companies are wholly-owned.



               Name of Subsidiary                       State of Incorporation
               ------------------                       ----------------------
               ACR Supply, Inc.                                Texas
               Total Supply, Inc.                              Texas
               Valley Supply, Inc.                             Texas
               Heating and Cooling Supply, Inc.                Nevada
               Time Energy Systems Southwest, Inc.             Texas
               Ener-Tech Industries, Inc.                      Tennessee
               Florida Cooling Supply, Inc.                    Texas
               West Coast HVAC Supply, Inc.                    Texas
               Lifetime Filter, Inc.                           Texas
               Contractors Heating & Supply, Inc.              Texas
